UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2010

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 16, 2010, dELiA*s, Inc. (the “Company”) entered into an Amended and Restated Media Services Agreement (the “A/R Media Services Agreement”) with Alloy, Inc. (“Alloy”). The A/R Media Services Agreement replaces the Company’s Media Services Agreement with Alloy dated as of February 15, 2006 (the “Original Agreement”), which expires by its terms on December 19, 2010. The A/R Media Services Agreement is effective on December 20, 2010, upon expiration of the Original Agreement. The A/R Media Services Agreement provides, among other things, that Alloy will serve as our exclusive sales agent for the purpose of providing the following media and marketing related services to the Company and its subsidiaries:

•

License of Websites. Alloy owns and has agreed to maintain the domain names www.alloy.com (the “Alloy Domain Name”) and www.delias.com (the “dELiA*s Domain Name”) as public facing websites. Alloy has granted the Company an exclusive license to use (a) the universal resource locator store.alloy.com within the Alloy Domain Name for the purpose of displaying and selling the company’s Alloy brand merchandise products (the “Alloy Licensed URL”) and (b) the universal resource locator store.delias.com contained within the dELiA*s Domain Name for the purpose of displaying and selling the Company’s dELiA*s brand merchandise products (the “dELiA*s Licensed URL”). dELiA*s shall pay to Alloy twenty thousand dollars ($20,000) per month per Licensed URL for the license granted.

•

Internet Advertising. The Company will make available certain agreed upon advertising units on our e-commerce webpages to Alloy. Alloy may use such space to advertise third-party products and services or advertise its own products and services, as Alloy determines in its sole discretion, subject to certain limitations. In addition, Alloy will also be responsible for the content deployment and maintenance of such advertising. In exchange, Alloy will pay the Company a fee equal to twenty-five percent (25%) of gross revenue received and recognized by Alloy in excess of direct ad serving costs and direct selling commissions with a guaranteed total minimum amount per month payable to the Company of ten thousand dollars ($10,000).

•

Upsell Arrangements. Alloy shall be the Company’s sole and exclusive representative with respect to offering and selling to persons using the Alloy Licensed URL and dELiA*s Licensed URL subscription services or subscriptions for products (e.g. movies and magazines), subject to certain limitations. Alloy shall pay to the Company fifty percent (50%) of the gross revenue received less direct ad serving costs and direct selling commissions. In addition, there is a minimum threshold amount of upsell revenue to be achieved by Alloy for each six (6) month period and if not achieved after a cure period, then Alloy shall cease to be the Company’s sole and exclusive representative for upsell offers.

•

Catalog Advertisements and Insertions. The Company will make available to Alloy an agreed upon number of advertising pages in each direct mail catalog the Company circulates. Alloy may sell the space on these pages to advertise third-party products and services or use such pages to advertise its own products and services. The Company will also make available to Alloy space within each catalog to offer third parties the right to place insertions. In exchange, the Company will receive twenty-five percent (25%) of the gross revenue received and recognized by Alloy from sales of such pages and insertions in excess of the costs of such advertisements and insertions and third party commissions paid by Alloy to generate such revenues.

•

Sampling and In-Store Promotions. The Company will make available to Alloy an agreed upon number of inventory slots which Alloy can offer to third parties for distributing samples via our outgoing catalog and e-commerce webpages order fulfillment packages, subject to agreed upon specifications for size and weight. In addition, the Company will, and will cause our subsidiaries to, make available to Alloy the right to offer to third parties certain in-store promotions at all retail locations. The Company will receive fifty percent (50%) of the difference between gross revenues collected by Alloy from such sampling and promotion activities and the costs incurred by Alloy in connection with such activities including, printing and distribution costs.

•

Database Collection and Marketing. The Company will, subject to the provisions of applicable law and our privacy policies as in effect from time to time, rent to Alloy unique demographic and order data collected online or offline (excluding credit card data) in connection with our business activities. Alloy may use such data for direct marketing purposes, both for its own benefit and for the benefit of third parties, subject to limited exceptions. In addition, Alloy may also make such data available to third parties to market directly to persons. Alloy agrees, however, not to use certain data in competition with us or make such data available to any of our competitors. The fees payable by Alloy shall either be $0.03 or $0.015 per unique record depending upon the type of record.

•	Option to Purchase dELiA*s Domain Name. The Company has the right to elect, in its sole discretion, to purchase from Alloy the dELiA*s Domain Name for the purchase price set forth below:

Option Exercise Date	Purchase Price
Effective Date through December 31, 2011	$9,000,000
January 1, 2012 through December 31, 2012	$10,000,000
January 1, 2013 through December 31, 2013	$11,000,000
January 1, 2014 through Termination Date	$12,000,000

In addition, if the Company exercises the above purchase option, it will have the one-time right in its sole discretion to terminate all media and marketing services from Alloy related to the Company’s dELiA*s business (the “Termination Option”) which right must be exercised at the same time as the above-mentioned purchase option. If the Termination Option is exercised, an additional amount shall be payable by the Company to Alloy equal to an initial amount of two million seven hundred thousand dollars ($2,700,000) as reduced on a monthly pro rata basis (for the 60 months of the term) based upon the month during the term when the Termination Option is exercised.

As the Company’s exclusive sales agent, Alloy will be responsible for all interactions with third parties who wish to offer products or services through any of the Company’s media assets, including negotiating and executing agreements, invoicing and collections, subject to certain limited exclusions. All advertisements and media campaigns placed through Alloy will be subject to agreed upon guidelines and standards. The A/R Media Services Agreement expires on December 20, 2015. After the end of each month the Company shall deliver to Alloy a statement detailing any costs payable by Alloy during the previous month and Alloy will determine the amount of revenue generated under the various provisions of the A/R Media Services Agreement during such month, the amount payable to us and the amount of media costs payable by or to Alloy. Alloy will deliver to us a statement outlining such amounts. Each party shall have the right to conduct a review of the other party’s determination. If there is an objection to such determination and the parties cannot resolve the dispute, the other party’s have agreed to resort to arbitration.

The foregoing description of the A/R Media Services Agreement is qualified in is entirety by reference to the text of the A/R Media Services Agreement, a copy of which is being filed as Exhibit 10.01 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Media Services Agreement, dated as of November 8, 2010, between dELiA*s, Inc. and Alloy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: November 22, 2010	By:	/s/ David J. Dick
David J. Dick, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Media Services Agreement, dated as of November 8, 2010, between dELiA*s, Inc. and Alloy, Inc.